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                   AMENDMENT AND EXTENSION AGREEMENT REGARDING

                              COMMERCIAL TERM NOTE

                              DATED AUGUST 27, 2004

                                   IN FAVOR OF

                            CEDAR STREET GROUP, LLC.

Reference is made to that certain COMMERCIAL TERM NOTE, dated August 27, 2004 (THE "TERM NOTE"), in the original principal amount of $250,000.00 made by Mining Organics Management, LLC, a predecessor in interest to CONVERTED ORGANICS INC. ("CONVERTED ORGANICS"), in favor of CEDAR STREET GROUP, LLC ("CSG"). In connection with the amendment and extension of the Term Note, the parties wish to enter into this Amendment and Extension Agreement, dated as of May 1, 2007 ("AGREEMENT") to set forth the mutual understanding of the Parties.

     In consideration of the foregoing, the mutual promises and covenants hereinafter set forth in this Agreement, the Parties agree as follows:

     For the purposes of this Agreement, defined terms used without definition shall have the meanings given them in the Term Note.

1. Acknowledgement of Obligations. Converted Organics acknowledges and agrees that as of May 1, 2007, principal of $250,000 and accrued interest of $89,169.14 under the Term Note are due and owing to CSG and are unpaid. Converted Organics further acknowledges and agrees that as of May 1, 2007, an aggregate of $36,000 in back rent in respect of certain office space at 1890 Palmer Avenue, Suite 203, Larchmont NY 10538 is due and owing to CSG and is unpaid.

2. Extension Agreement. In consideration of the payment by Converted Organics of the sum of $125,169.14, representing accrued but unpaid interest under the Term Note of $89,169.14 and payment in full of accrued but unpaid back rent of $36,000, CSG agrees to modify and extend the payment of the principal and any additional interest which accrues thereunder after the date hereof as follows:
The Maturity Date for the principal amount of $250,000 and interest accrued but unpaid shall be upon the earliest to occur of: (i) an equity funding event or the consummation of a new debt facility, (ii) the point in time when the EBITDA of Converted Organics of Woodbridge, LLC, a New Jersey limited liability company of which Converted Organics is the sole member, exceeds 1.2 times maximum annual debt service ("MADS"), or (iii) December 31, 2008.

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3. Treatment of Obligations. Converted Organics covenants and agrees to treat
CSG no less favorably than it treats the holders of any other unsecured indebtedness of Converted Organics existing as of the date hereof or hereafter or any secured indebtedness incurred after the date hereof with respect (i) to repayment of any and all amounts of principal and interest or (ii) any financial or other accommodations Converted Organics may provide any of such other debt holders at any time after the date hereof.

4. Event of Default; Acceleration of Debt. In addition to the items set forth in the Term Note that constitute an Event of Default, it shall also be an Event of Default if the employment of Thomas Buchanan with Converted Organics is terminated by Converted Organics for any reason after the date hereof. In such event, the entire principal sum and accrued interest under the Term Note, plus any other amounts then owing to CSG, shall at once become due and payable without notice.

5. Terms of Commercial Note. Except as specifically modified, extended or otherwise amended hereby, the terms and conditions of the Commercial Note shall remain in full force and effect.

6. Entire Agreement. This Agreement, together with the Commercial Note, represent the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior and contemporaneous agreements and understandings, oral and written.

IN WITNESS WHEREOF the parties hereto have executed and delivered this Amendment and Extension Agreement as of this 1st day of May 2007.

CONVERTED ORGANICS INC.


By: /s/ Edward Gildea
    ---------------------------------
    Edward Gildea
    Chief Executive Officer


CEDAR STREET GROUP, LLC.


By: /s/ Mark T. McEnroe
    ---------------------------------
    Mark T. McEnroe
    Managing Director


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